INVESTMENT SUB-ADVISORY  AGREEMENT
SEI INSTITUTIONAL  INVESTMENTS
TRUST

       AGREEMENT made as of this 26th day of March, 2014 between SEI Investments Management
Corporation (the Adviser) and Baillie Gifford
Overseas Limited (the Sub Adviser).

       WHEREAS, SEI Institutional Investments
Trust, a Massachusetts business trust (the
Trust), is registered as an open-end management investment company under the Investment Company
Act of 1940, as amended (the 1940 Act); and
       WHEREAS, the Adviser has entered into an Investment Advisory Agreement dated June 14, 1996, as amended (the Advisory Agreement) with the Trust, pursuant to which the Adviser acts as investment adviser to each series of the Trust set forth on Schedule A attached hereto (each a Fund, and collectively, the Funds), as such Schedule may be amended by mutual agreement of the parties hereto;
and

       WHEREAS, the Adviser, with the approval of the Trust, desires to retain the Sub-Adviser to provide investment advisory services to the Adviser in connection with the management of a Fund, and the Sub-Adviser is willing to render such investment advisory services.

NOW, THEREFORE, the parties hereto agree as follows:

1.	Duties of the Sub-Adviser. Subject to
supervision by the Adviser and the Trusts
Board of Trustees, the Sub-Adviser shall manage all of the securities and other assets of each Fund entrusted to it hereunder (the Assets), including the purchase, retention and disposition of the Assets, in accordance with the Funds investment objectives, policies and restrictions as stated in each Funds prospectus and statement of additional information, as currently in effect and as amended or supplemented from time to time
(referred to collectively as the Prospectus), and subject to the following:

(a)	The Sub-Adviser shall, in consultation
with and  subject to the direction of
the Adviser, determine from time to
time what Assets will be purchased,
retained or sold by a Fund, and what
portion of the Assets will be invested
or held uninvested in cash.

(b)	In the performance of its duties and
obligations under this Agreement, the
Sub Adviser shall act in conformity
with the Trusts Certificate of Trust
(as defined herein) and the
Prospectus, Compliance Policies and
Procedures and with the instructions
and directions (e.g., Investment
Guidelines) of the Adviser and of the
Board of Trustees of the Trust and will
conform to and comply with the
requirements of the 1940 Act, the
Internal Revenue Code of 1986 (the
Code), and all other applicable federal
and state laws and regulations, as each
is amended from time to time.

(c)	The Sub-Adviser shall determine the
Assets to be purchased or sold by a Fund as




provided, however, that the Sub-Adviser
may retain a copy of such records. In
addition, for the duration of this
Agreement, the Sub-Adviser shall
preserve for the periods prescribed by
Rule 31a-2 under the 1940 Act any such
records as are required to be maintained by it pursuant to this Agreement, and shall transfer said records to any successor sub-adviser upon the termination of this Agreement (or, if there is no successor sub-adviser, to the Adviser).

(e) The Sub-Adviser shall provide a Funds custodian on each business day with information relating to all transactions concerning a Funds Assets and shall provide the Adviser with such information upon request of the Adviser.

(f)		To the extent called for by the Trusts
Compliance Policies and Procedures, or
as reasonably  requested  by  a  Fund,
the  Sub-Adviser  shall  provide  the
Fund  with information  and  advice
regarding  Assets  to  assist the  Fund
in  determining  the appropriate
valuation of such Assets.

(g)	The investment management services
provided by the Sub-Adviser under this
Agreement are not to be deemed exclusive and the Sub-Adviser shall be free to render similar services to others, as long as such services do not impair the services rendered to the Adviser or the Trust.

(h)	The Sub-Adviser shall promptly notify the
Adviser of any financial condition that
is reasonably likely to impair the Sub
Advisers ability to fulfill its
commitment under this Agreement.

(i)	(i) Except under the circumstances  set
forth  in  subsection  (ii),  the
Sub Adviser shall not be
responsible for reviewing proxy
solicitation materials or voting
and handling proxies in relation
to the securities held as Assets
in a Fund. If the Sub-Adviser
receives a misdirected proxy, it
shall promptly forward such
misdirected proxy to the Adviser.

(ii)	The Sub-Adviser hereby agrees that
upon 60 days written notice from
the Adviser, the Sub-Adviser shall
assume responsibility for reviewing
proxy solicitation materials and
voting proxies in relation to the
securities held as Assets in a
Fund. As of the time the Sub
Adviser shall assume such
responsibilities with respect to
proxies under this sub-section
(ii), the Adviser shall instruct
the custodian and other parties
providing services to a Fund to
promptly forward misdirected
proxies to the Sub-Adviser.

(j)	In performance of its duties and
obligations under this Agreement, the
Sub Adviser shall not consult with any
other sub-adviser to a Fund or a sub
adviser to a portfolio that is under
common control with a Fund concerning
the Assets, except as permitted by the
policies and procedures of a Fund. The
Sub-Adviser shall not provide investment advice to any assets of a Fund other than the Assets.




agrees to accept as full compensation
therefor, a sub-advisory fee at the rate specified in Schedule B which is attached hereto and made part of this Agreement. The fee will be calculated based on the average daily value of the Assets, excluding cash with respect to a Fund that is an equity fund, under the Sub-Advisers management and will be paid to the Sub-Adviser monthly. For the avoidance of doubt, notwithstanding the fact that the Agreement has not been terminated, no fee will be accrued under this Agreement with respect to any day that the value of the Assets under the Sub
Advisers management equals zero. Except as may otherwise be prohibited by law or regulation (including any then current SEC staff interpretation), the Sub-Adviser may, in its discretion and from time to time, waive a portion of its fee.

5.	Indemnification. The Sub-Adviser shall
indemnify and hold harmless the Adviser from and against any and all claims, losses, liabilities or damages (including reasonable attorneys fees and other related expenses) howsoever arising from or in connection with the performance of the Sub-Advisers obligations under this Agreement; provided, however, that the Sub-Advisers obligation under this Paragraph 5 shall be reduced to the extent that the claim against, or the loss, liability or damage experienced by the Adviser, is caused by or is otherwise directly related to the Advisers own willful misfeasance, bad faith or negligence, or to the reckless disregard of its duties under this Agreement.

The Adviser shall indemnify and hold
harmless the Sub-Adviser from and against any and all claims, losses, liabilities or damages (including reasonable attorneys fees and other related expenses) howsoever arising from or in connection with the performance of the Advisers obligations under this Agreement; provided, however, that the Advisers obligation under this Paragraph 5 shall be reduced to the extent that the claim against, or the loss, liability or damage experienced by the Sub
Adviser, is caused by or is otherwise
directly related to the Sub-Advisers own willful misfeasance, bad faith or negligence, or to the reckless disregard of its duties under this Agreement.

6.	Duration and Termination. This Agreement
shall become effective upon approval by the Trusts Board of Trustees and its execution by the parties hereto. Pursuant to the exemptive relief obtained in the SEC Order dated April 29, 1996, Investment Company Act
Release No. 21921, approval of the
Agreement by a majority of the outstanding voting securities of a Fund is not required, and the Sub-Adviser acknowledges that it and any other sub-adviser so selected and approved shall be without the protection
(if any) accorded by shareholder approval of an investment advisers receipt of compensation under Section 36(b) of the 1940
Act.

This Agreement shall continue in effect for a period of more than two years from the date hereof only so long as continuance is specifically approved at least annually in conformance with the 1940 Act; provided, however, that this Agreement may be terminated with respect to a Fund (a) by the Fund at any time, without the payment of any penalty, by the vote of a majority of Trustees of the Trust or by the vote of a majority of the outstanding voting securities of the Fund, (b) by the Adviser at any time, without the payment of any penalty, on not more than 60 days nor less than 30 days written notice to the Sub
Adviser, or (c) by the Sub-Adviser at any time, without the payment of any




(iv)	a copy of the Sub-Advisers chief
compliance officers report (or
similar document(s) which serve
the same purpose) regarding his
or her annual review of the
Sub-Advisers Compliance Program,
as required by Rule 206(4)-7
under the Advisers Act; and

(v)	an annual (or more frequently as
the Trusts CCO may reasonably
request) representation regarding
the Sub-Advisers compliance with
Paragraphs 7 and 8 of this
Agreement.

(b)	The Sub-Adviser shall also provide the
Trusts CCO with:

(i)	reasonable access to the
testing, analyses, reports and
other documentation, or
summaries thereof, that the Sub
Advisers chief compliance
officer relies upon to monitor
the effectiveness of the
implementation of the Sub
Advisers Compliance Program; and

(ii)	reasonable access, during normal
business hours, to the Sub
Advisers facilities for the
purpose of conducting pre
arranged on-site compliance
related due diligence meetings
with personnel of the Sub
Adviser.

9.	Governing Law. This Agreement shall be
governed by the internal laws of the State of Delaware, without regard to conflict of law principles; provided, however, that nothing herein shall be construed as being inconsistent with the 1940 Act.

10.	Severability. Should any part of this
Agreement be held invalid by a court
decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors.

11. Notice. Any notice, advice or report to be given pursuant to this Agreement shall be deemed sufficient if delivered or mailed by registered, certified or overnight mail, postage prepaid addressed by the party giving notice to the other party at the last address furnished by the other party:

To the Adviser at:
SEI Investments Management Corporation
One Freedom Valley Drive
Oaks, PA 19456
Attention:   Legal Department

To the Trusts CCO at:
SEI Investments Management Corporation
One Freedom Valley Drive
Oaks, PA 19456
Attention: Russ Emery

To the Sub-Adviser at:	Baillie Gifford Overseas
Limited Calton
Square




number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.

In the event the terms of this Agreement are applicable to more than one portfolio of the Trust (for purposes of this Paragraph 14, each a Fund), the Adviser is entering into this Agreement with the Sub-Adviser on behalf of the respective Funds severally and not jointly, with the express intention that the provisions contained in each numbered paragraph hereof shall be understood as applying separately with respect to each Fund as if contained in separate agreements between the Adviser and Sub-Adviser for each such Fund. In the event that this Agreement is made applicable to any additional Funds by way of a Schedule executed subsequent to the date first indicated above, provisions of such Schedule shall be deemed to be incorporated into this Agreement as it relates to such Fund so that, for example, the execution date for purposes of Paragraph 6 of this Agreement with respect to such Fund shall be the execution date of the relevant Schedule.






Schedule A to the
Sub-Advisory Agreement
between
SEI Investments Management
Corporation and
Baillie Gifford Overseas
Limited
As of March 26th, 2014

SEI INSTITUTIONAL INVESTMENTS TRUST

World Equity Ex-US Fund
Screened World Equity Ex-US
Fund




Agreed and Accepted:


SEI Investments Management Corporation	Baillie
Gifford Overseas Limited

By:
__/s/ Stephen Beinhacker______________

By:
_____/s/ Gracie V.
Fermelia_______________
Name:
__/s/ Stephen Beinhacker______________

Name:
 _____/s/ Gracie V. Fermelia__________

Title:
_____Vice President_________________

Title:
_______COO____________________


By:
__/s/ Anthony Tait____________

By:
_____/s/ Gracie V.
Fermelia_______________
Name:
__/s/ Anthony Tait_______________

Name:
 _____/s/ Gracie V. Fermelia__________

Title:
_____Director_________________

Title:
_______COO____________________